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                                                                    EXHIBIT 4.13

                           CONTINENTAL AIRLINES, INC.


                                  $100,000,000

                Floating Rate Secured Subordinated Notes due 2007


                               PURCHASE AGREEMENT


                                                                     May 2, 2003


MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

      Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "INITIAL PURCHASER") $100,000,000 principal amount of its Floating Rate Secured Subordinated Notes due 2007 bearing interest at the rate of USD 3-Month LIBOR + 7.50% (the "OFFERED NOTES") to be issued pursuant to the provisions of an Amended and Restated Indenture to be dated as of the Closing Date (as defined below) (the "INDENTURE") among the Company, Wilmington Trust Company, as trustee (the "TRUSTEE"), Morgan Stanley Capital Services Inc., as Liquidity Provider (the "LIQUIDITY PROVIDER"), and MBIA Insurance Corporation, as Policy Provider (the "POLICY PROVIDER").

      The holders of the Offered Notes will be entitled to the benefits of an Exchange and Registration Rights Agreement, in a form reasonably satisfactory to the Initial Purchaser to be dated as of the Closing Date (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Initial Purchaser, pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the Exchange Securities referred to in such Registration Rights Agreement (the "EXCHANGE NOTES") or the Offered Notes under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      The Offered Notes will only be offered (A) in the case of offers inside the United States, to persons reasonably believed by the Initial Purchaser to be
(1) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBS") in reliance on Rule 144A under the Securities Act or
(2) not more than two institutional "accredited investors" (as defined


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in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("INSTITUTIONAL
ACCREDITED INVESTORS") that deliver a letter in the form annexed as Annex III to the Final Memorandum (as defined below) and (B) in the case of offers outside the United States, to persons other than U.S. persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in accordance with Regulation S under the Securities Act ("REGULATION S").

      In connection with the sale of the Offered Notes, the Company has prepared a preliminary offering memorandum dated April 24, 2003 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated the date of this Agreement (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Offered Notes, the terms of the offering and a description of the Company. As used herein, the terms "Preliminary Memorandum", "Final Memorandum" and "Memorandum" shall include, in each case, the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in such Memorandum that are filed subsequent to the date of such Memorandum with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      The Offered Notes and the Exchange Notes will be secured by a lien on the Collateral (as defined in the Indenture), which includes certain aircraft spare parts and related assets owned by the Company. The Offered Notes and the Exchange Notes will rank junior in right of payment to the Floating Rate Secured Notes due 2007 (the "SENIOR NOTES") previously issued by the Company, as well as amounts owed to the Policy Provider and the Liquidity Provider relating to the Senior Notes.

      The holders of the Offered Notes and the Exchange Notes will be entitled to the benefits of the Spare Parts Security Agreement dated as of December 6, 2002 (the "ORIGINAL SECURITY AGREEMENT") between the Company and Wilmington Trust Company, as Security Agent (the "SECURITY AGENT"), as amended by Amendment No. 1 to Spare Parts Security Agreement to be dated as of the Closing Date ("AMENDMENT NO. 1 TO SECURITY AGREEMENT"; the Original Security Agreement as amended by Amendment No. 1 to Security Agreement, the "SECURITY AGREEMENT") between the Company and the Security Agent. The Policy Provider will be entitled to the benefits of the Collateral Maintenance Agreement dated as of December 6, 2002 (the "ORIGINAL COLLATERAL MAINTENANCE AGREEMENT") between the Company and the Policy Provider, as amended by Amendment No. 1 to Collateral Maintenance Agreement to be dated as of the Closing Date ("AMENDMENT NO. 1 TO COLLATERAL MAINTENANCE AGREEMENT"; the Original Collateral Maintenance Agreement as amended by Amendment No. 1 to Collateral Maintenance Agreement, the "COLLATERAL MAINTENANCE AGREEMENT") between the Company and the Policy Provider.

      In addition, the Company, the Trustee and Wilmington Trust Company, as reference agent thereunder, have entered into a Reference Agency Agreement dated as of December 6, 2002 (the "ORIGINAL REFERENCE AGENCY AGREEMENT") for the purpose of calculating LIBOR for the periods from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date. The Original Reference Agency Agreement, as amended by Amendment No. 1 to Reference Agency Agreement to be dated as of the Closing Date



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("AMENDMENT NO. 1 TO REFERENCE AGENCY AGREEMENT"), shall be herein referred to as the "REFERENCE AGENCY AGREEMENT".

      The Offered Notes and the Exchange Notes will not be entitled to the benefits of a liquidity facility or a financial guaranty insurance policy.

      The Company understands that the Initial Purchaser proposes to make an offering of the Offered Notes on the terms, subject to the conditions and in the manner set forth in the Final Memorandum and Section 5 hereof, as soon as the Initial Purchaser deems advisable after this Agreement (as defined below) has been executed and delivered.

      Capitalized terms used but not defined in this Purchase Agreement (the "AGREEMENT") shall have the meanings specified therefor in the Indenture. As used in this Agreement, the term "EXECUTION DOCUMENTS" shall mean the Indenture, Amendment No. 1 to Security Agreement, Amendment No. 1 to Collateral Maintenance Agreement, Amendment No. 1 to Reference Agency Agreement and the Registration Rights Agreement, and the term "OPERATIVE AGREEMENTS" shall mean the Execution Documents, the Reference Agency Agreement, the Collateral Maintenance Agreement and the Security Agreement.

      1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with, the Initial Purchaser that:

            (i) In connection with the sale of the Offered Notes, the Company has prepared the Preliminary Memorandum and the Final Memorandum. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum in connection with the offer of the Offered Notes by the Initial Purchaser on and prior to the date of this Agreement and the Final Memorandum in connection with the offer and resale of the Offered Notes by the Initial Purchaser after the date of this Agreement. On the date of this Agreement, the Final Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Final Memorandum based upon information furnished in writing by the Initial Purchaser to the Company expressly for use therein ("INITIAL PURCHASER INFORMATION").

            (ii) The documents incorporated by reference in the Final Memorandum, at the time they were or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Final Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the



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      failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "CONTINENTAL MATERIAL ADVERSE EFFECT").

            (iv) Each of Continental Micronesia, Inc., Air Micronesia, Inc., ExpressJet Airlines, Inc., ExpressJet Holdings, Inc. and XJT Holdings, Inc. (together, the "SUBSIDIARIES") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Continental Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Final Memorandum, each Subsidiary's capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (v) Except as described in the Final Memorandum, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Continental Material Adverse Effect. The execution and delivery of this Agreement, the Offered Notes, the Exchange Notes and the Execution Documents and the performance of this Agreement, the Offered Notes, the Exchange Notes and the Operative Agreements to which the Company is or will be a party, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Offered Notes and the issuance and exchange of the Exchange Notes have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created under any Operative Agreement) upon any property or assets of the Company pursuant to, any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Continental Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

            (vi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement, the Offered Notes, the Exchange Notes and the Execution Documents to which it is or will be a party or for the



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      consummation of the transactions contemplated herein, therein and in the other Operative Agreements, except (x) such as may be required under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), the securities or "blue sky" or similar laws of the various states and of foreign jurisdictions or rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the registration of the Offered Notes under the Securities Act pursuant to the Registration Rights Agreement, (y) filings or recordings with the Federal Aviation Administration (the "FAA") and under the UCC or other laws in effect in any applicable jurisdiction governing the perfection of security interests in the Collateral, which filings or recordings referred to in this clause (y) shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the Closing Date and
      (z) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

            (vii) This Agreement has been duly executed and delivered by the Company, and the Execution Documents to which the Company will be a party and the Offered Notes will be duly executed and delivered by the Company on or prior to the Closing Date, as the case may be, and the Exchange Notes will be duly executed and delivered by the Company on the date of their delivery as described in the Registration Rights Agreement.

            (viii) The Operative Agreements, when the Execution Documents shall have been duly executed and delivered by the Company, assuming that the Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (y) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law. The Operative Agreements will, upon execution and delivery of the Execution Documents, conform in all material respects to the descriptions thereof in the Final Memorandum.

            (ix) The consolidated financial statements of the Company incorporated by reference in the Final Memorandum, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules of the Company, if any,



                                       5
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      incorporated by reference in the Final Memorandum present the information required to be stated therein.

            (x) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (xi) When duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Offered Notes will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (y) with respect to indemnification provisions, as enforcement thereof may be limited by applicable law, and the holders thereof will be entitled to the benefits of the Indenture. The Offered Notes will conform in all material respects to the description thereof in the Final Memorandum.

            (xii) When duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Notes will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (y) with respect to indemnification provisions, as enforcement thereof may be limited by applicable law, and the holders thereof will be entitled to the benefits of the Indenture. The Exchange Notes will conform in all material respects to the description thereof in the Final Memorandum.

            (xiii) The security interest created by the Security Agreement will be for the benefit of the Holders and the Indemnitees and will constitute, on and at all times after the Closing Date until the termination of the Security Agreement, valid and perfected Liens on the Collateral purported to be covered thereby, subject to no equal or prior Lien, except Permitted Liens.

            (xiv) Except as disclosed in the Final Memorandum, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Continental Material Adverse



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      Effect; and except as disclosed in the Final Memorandum, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Continental Material Adverse Effect.

            (xv) Except as disclosed in the Final Memorandum, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Continental Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Offered Notes, the Exchange Notes or the Operative Agreements.

            (xvi) Except as disclosed in the Final Memorandum, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Continental Material Adverse Effect.

            (xvii) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to so obtain, declare or file would not have a Continental Material Adverse Effect.

            (xviii) Except as disclosed in the Final Memorandum, (x) neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Continental Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Continental Material Adverse Effect.

            (xvix) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules of the Company, if any, included or incorporated by reference in the Final Memorandum are independent public accountants within the meaning of the Securities Act.

            (xi) The Company is not (based on applicable law as in effect on the date hereof) an "investment company", or an entity "controlled" by an "investment company",



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      within the meaning of the Investment Company Act of 1940, as amended (the
      "INVESTMENT COMPANY ACT"), required to register under the Investment Company Act.

            (xxi) The Offered Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (xxii) Assuming the accuracy of the representations and warranties and compliance with the agreements made by the Initial Purchaser in this Agreement, the offer and sale of the Offered Notes to the Initial Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and, except as required under the Registration Rights Agreement, it is not necessary to qualify the Indenture under the Trust Indenture Act in respect of any such offer or sale.

            (xxiii) Neither the Company nor any of its affiliates, nor any person acting on their behalf (other than the Initial Purchaser), (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Notes or any security of the same class or series as the Offered Notes or (ii) has offered or will solicit any offer to buy, or will offer or sell the Offered Notes (x) in the United States by any form of "general solicitation" or "general advertising" within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (y) with respect to any securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any "directed selling efforts" within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Notes except for this Agreement. The Company and its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

            (xxiv) Simat, Helliesen & Eichner, Inc. ("SH&E") is not an affiliate of the Company and, to the knowledge of the Company, does not have a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of SH&E is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            (xxv) The Company (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management's general



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      or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxvi) The information provided by the Company to SH&E for use by SH&E in preparation of its reports relating to the Collateral dated as of October 31, 2002 and January 24, 2003, taken as a whole with respect to each such report, did not contain an untrue statement of material fact or omit to state a material fact necessary to make such information not misleading.

      (b) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, on the Closing Date and in connection with this Agreement or the offering of the Offered Notes, shall be deemed a representation and warranty by (and only by) the Company to the Initial Purchaser as to the matters covered thereby.


      2. PURCHASE, SALE AND DELIVERY OF OFFERED NOTES. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Offered Notes at a purchase price of 95% of the principal amount thereof plus accrued interest, if any, from the date of issuance, less an amount equal to $2,833,333, representing a commission of $2,500,000 and a structuring fee of $333,333.

      (b) The Company shall issue and deliver against payment of the purchase price the Offered Notes purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser in reliance on Regulation S under the Securities Act (the "REGULATION S SECURITIES") in the form of one or more global securities in definitive, fully registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES") which shall be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC, for the respective accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking societe anonyme, Luxembourg ("CLEARSTREAM"). On or prior to the 40th day after the later of the day on which the Offered Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) and the Closing Date, beneficial interests in the Regulation S Global Securities may be held only through Euroclear and Clearstream. Regulation S Securities shall be available only in book-entry form, except in the limited circumstances described in the Final Memorandum.

      (c) The Company shall issue and deliver against payment of the purchase price the Offered Notes to be purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser to QIBs in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one or more permanent global securities in definitive, fully registered form without interest coupons (the "RESTRICTED GLOBAL SECURITIES" and, together with the Regulation S Global Securities, the "GLOBAL SECURITIES") which shall be deposited with the related Trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the account of the Initial Purchaser. Each Restricted Global Security shall include the legend

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regarding restrictions on transfer set forth under "Transfer Restrictions" in the Final Memorandum. The Regulation S Securities and the 144A Securities shall be assigned separate CUSIP numbers.

      (d) Payment for the Offered Notes shall be made by the Initial Purchaser in federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Initial Purchaser by the Company at 10:00 a.m. (New York time), on May 9, 2003, or at such other date and time as may be agreed upon by the Company and the Initial Purchaser (such date and time of delivery and payment for the Offered Notes being herein referred to as the "CLOSING DATE"), against delivery to the Trustee as custodian for DTC at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 (or at such other location as may be agreed to by the Initial Purchaser and the Company) of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities shall be made available for checking at the office of Hughes Hubbard & Reed LLP (or at such other location as may be agreed to by the Initial Purchaser and the Company) not later than 1:00 p.m. on the business day prior to the Closing Date.

      (e) Notwithstanding the foregoing, any Offered Notes sold by the Initial Purchaser pursuant to Section 5(a) hereof to Institutional Accredited Investors who are not QIBs and are not purchasers of interests in the Regulation S Global Securities shall be issued in definitive, fully registered form without interest coupons ("DEFINITIVE SECURITIES") and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Final Memorandum, but shall be paid for in the manner set forth in Section 2(d) hereof. Upon transfer of Definitive Securities to a QIB or in accordance with Regulation S under the Securities Act, such Definitive Securities shall be exchanged for an interest in the appropriate Global Security. Definitive Securities shall be registered in such names and in such authorized denominations as the Initial Purchaser may request not less than two full business days in advance of the Closing Date.

      3. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASER. The Initial Purchaser's obligations to purchase and pay for the Offered Notes pursuant to this Agreement are subject to the following conditions:

      (a) On the Closing Date, the Initial Purchaser shall have received an opinion of Hughes Hubbard & Reed LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (b) On the Closing Date, the Initial Purchaser shall have received an opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (c) On the Closing Date, the Initial Purchaser shall have received an opinion of Richards, Layton & Finger, P.A., counsel for Wilmington Trust Company, individually and as Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (d) On the Closing Date, the Initial Purchaser shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Liquidity Provider and the Liquidity Provider Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (e) On the Closing Date, the Initial Purchaser shall have received an opinion of in-house counsel for the Liquidity Provider and the Liquidity Provider Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (f) On the Closing Date, the Initial Purchaser shall have received an opinion of Latham & Watkins, special New York counsel for the Policy Provider, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (g) On the Closing Date, the Initial Purchaser shall have received an opinion of in-house counsel for the Policy Provider, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (h) On the Closing Date, the Initial Purchaser shall have received an opinion of Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (i) On the Closing Date, the Initial Purchaser shall have received an opinion as to the perfection of the security interest in the Collateral of Richards, Layton & Finger, P.A., dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

      (j) On the Closing Date, the Initial Purchaser shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchaser, dated the Closing Date, with respect to the validity of the Offered Notes, the Final Memorandum, the exemption from registration for the offer and sale of the Offered Notes to the Initial Purchaser as contemplated hereby and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in the Initial Purchaser's judgment, is material and adverse and that makes it, in the Initial Purchaser's judgment, impracticable to market the Offered Notes on the terms and in the manner contemplated by the Final Memorandum.

      (l) The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Final Memorandum.

      (m) The Initial Purchaser shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance satisfactory to the Initial Purchaser.

      (n) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities (except for any pass through certificates) by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

      (o) SH&E shall have furnished to the Initial Purchaser a letter, addressed to the Company and dated the Closing Date, confirming that SH&E and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      (p) At the Closing Date, each of the Execution Documents shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Execution Documents shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

      (q) On the Closing Date, the Offered Notes shall be rated "B1" by Moody's Investors Service, Inc.

      (r) The Initial Purchaser shall have received from Ernst & Young LLP a letter, dated the Closing Date, which meets the requirements of subsection (m) of this Section 3, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

      (s) On the Closing Date (a) Amendment No. 1 to Security Agreement shall have been duly filed for recordation with the FAA in accordance with the Federal Aviation Act and (b) each Financing Statement shall have been duly filed in the appropriate jurisdiction.

      The Company will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser reasonably requests.

      4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Initial Purchaser that:

      (a) During the period described in the following sentence of this Section 4(a), the Company shall advise the Initial Purchaser promptly of any proposal to amend or supplement the Final Memorandum (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without the Initial Purchaser's consent, which consent will not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Notes by the Initial Purchaser, any event shall occur as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading in any material respect, the Company shall prepare and furnish to the Initial Purchaser, at the Company's own expense, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading in any material respect. Neither the Initial Purchaser's consent to, nor the Initial Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 3 hereof.

      (b) Notwithstanding any provision of Section 4(a) hereof to the contrary, the Company's obligations under Section 4(a) hereof shall terminate on the earlier to occur of (i) the effective date of the Exchange Offer Registration Statement or Shelf Registration Statement and (ii) the date upon which the Initial Purchaser and the Initial Purchaser's affiliates cease to hold Offered Notes acquired as part of the Initial Purchaser's initial distributions.

      (c) The Company will furnish to the Initial Purchaser copies of the Preliminary Memorandum, the Final Memorandum and all amendments and supplements to such documents (excluding all documents incorporated by reference therein), in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests. So long as any of the Offered Notes are "Registrable Securities" (as defined in the Registration Rights Agreement), at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to any holder of such Registrable Securities, or to any prospective purchaser of such Registrable Securities designated by a holder, upon the request of such holder or prospective purchaser, any information required to be delivered to holders and prospective purchasers of the Offered Notes pursuant to Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and prospective purchasers designated by such holders from time to time, of such Registrable Securities.

      (d) If requested by the Initial Purchaser, the Company shall use its reasonable efforts to permit the Offered Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

      (e) The Company shall, in cooperation with the Initial Purchaser, endeavor to arrange for the qualification of the Offered Notes for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as the Initial Purchaser reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the resale of the Offered Notes by the Initial Purchaser; PROVIDED that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities,
(ii) file a general consent to service of process or (iii) subject itself to taxation in any such jurisdiction.

      (f) During the period of ten years after the Closing Date, the Company will promptly furnish to the Initial Purchaser, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company filed with the Commission; PROVIDED that providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (f).

      (g) Between the date of this Agreement and the Closing Date, the Company shall not, without the prior written consent of the Initial Purchaser, offer, sell, or enter into any agreement to sell (as public debt securities registered under the Securities Act or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder (other than the Offered Notes) and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any notes of the Company secured by Spare Parts or Appliances (or rights relating thereto).

      (h) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Initial Purchaser and any holder of Offered Notes or Exchange Notes, as the case may be, a copy of the restrictions on transfer applicable to such Offered Notes or Exchange Notes.

      (i) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Notes or Exchange Notes that have been reacquired by any of them.

      (j) During the period of two years after the Closing Date (or, if shorter, the period beginning on the Closing Date and ending on the date on which there ceases to be any Registrable Securities), the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

      (k) Neither the Company nor any affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Offered Notes in a manner which would require the registration under the Securities Act of the Offered Notes sold to the Initial Purchaser pursuant to this Agreement.

      (l) The Company shall not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Offered Notes contemplated hereby.

      5. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER.


      (a) The Initial Purchaser represents and warrants that it is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Initial Purchaser represents, warrants and agrees with the Company that
(i) it has not solicited and will not solicit offers for, or offer or sell, the Offered Notes by any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has solicited and will solicit offers for the Offered Notes only from, and has offered and will offer and sell the Offered Notes only to (A) in the case of offers and sales inside the United States, persons that it reasonably believes to be (1) QIBs in compliance with Rule 144A under the Securities Act or (2) not more than two Institutional Accredited Investors that, prior to their purchase of the Offered Notes, execute and deliver to the Initial Purchaser a letter in the form annexed as Annex III to the Final Memorandum and
(B) in the case of offers and sales outside the United States, persons other than U.S. persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in accordance with Regulation S under the Securities Act; provided, in the case of each of clauses (A) and (B) that, in purchasing such Offered Notes, such persons are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

      (b) The Initial Purchaser represents, warrants and agrees with respect to offers and sales outside the United States that:

            (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Offered Notes, or possession or distribution of either the Preliminary Memorandum or the Final Memorandum or any other offering or publicity material relating to the Offered Notes, in any country or jurisdiction where action for that purpose is required;

            (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Notes or has in its possession or distributes either the Preliminary Memorandum or the Final Memorandum or any other offering or publicity material relating to the Offered Notes, in all cases at its own expense;

            (iii) the Offered Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

            (iv) it has offered the Offered Notes and will offer and sell the Offered Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 5(a) hereof; neither the Initial Purchaser, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S) with respect to the Offered Notes, and the Initial Purchaser, its affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

            (v) it (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company;

            (vi) it agrees that, at or prior to confirmation of sales of the Offered Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Notes from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 5 have the meanings given to them by Regulation S.

      6. INDEMNIFICATION AND CONTRIBUTION.


      (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each Person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum (in each case, as supplemented or amended) or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Initial Purchaser Information; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser, or to the benefit of any person controlling the Initial Purchaser, with respect to any such losses, claims, damages or liabilities asserted by a person who purchased Offered Notes from the Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished or filed with the Commission any amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of such Offered Notes to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure to deliver the Final Memorandum was a result of noncompliance by the Company with its delivery requirements set forth in Section 4(a) hereof.

      (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to the Initial Purchaser Information.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or Section 6(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to Section 6(a) hereof and by the Company in the case of parties indemnified pursuant to Section 6(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 6(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this Section 6(c), settle or compromise any proceeding described in this Section 6(c) at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (d) To the extent the indemnification provided for in Section 6(a) or
Section 6(b) hereof is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Offered Notes shall be deemed to be in the same respective proportions as the proceeds from the offering of the Offered Notes received by the Company (before deducting expenses) and the total underwriting discounts received by the Initial Purchaser, bear to the aggregate offering price of the Offered Notes. The relative fault of the Company on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by the Initial Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes resold by it in the initial placement of such Offered Notes were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Offered Notes. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      7. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Initial Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 9 hereof and the respective obligations of the Company and the Initial Purchaser pursuant to
Section 6 hereof shall remain in effect. If the purchase of the Offered Notes by the Initial Purchaser is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to
Section 8 hereof, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Initial Purchaser in connection with the offering of such Offered Notes and will comply with its obligations under Sections 6 and 9 hereof.

      8. TERMINATION. This Agreement shall be subject to termination by notice given by the Initial Purchaser to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Offered Notes,
(iv) any general moratorium on commercial banking activities in New York shall have been declared by either

Federal or New York State authorities or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Initial Purchaser, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Initial Purchaser, impracticable to market the Offered Notes on the terms and in the manner contemplated in the Final Memorandum.

      9. PAYMENT OF EXPENSES. (a) As between the Company and the Initial Purchaser, the Company shall pay all expenses incidental to the performance of the Company's obligations under this Agreement, including the following:

            (i) expenses incurred in connection with (A) qualifying the Offered Notes or the Exchange Notes for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as the Initial Purchaser reasonably designates (including filing fees and fees and disbursements of counsel for the Initial Purchaser in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Offered Notes, (C) the review (if any) of the offering of the Offered Notes or the Exchange Notes by the NASD, (D) the determination of the eligibility of the Offered Notes or the Exchange Notes for investment under the laws of such jurisdictions as the Initial Purchaser may designate, (E) the preparation and distribution of any blue sky or legal investment memorandum by counsel for the Initial Purchaser and (F) qualifying the Offered Notes for trading in The PortalSM Market of the Nasdaq Stock Market and any expenses incidental thereto;

            (ii) expenses incurred in connection with the preparation and distribution to the Initial Purchaser and the dealers (whose names and addresses the Initial Purchaser will furnish to the Company) to which Offered Notes or the Exchange Notes may have been sold by the Initial Purchaser on its behalf and to any other dealers upon request, of amendments or supplements to the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not materially misleading;

            (iii) expenses incurred in connection with the preparation, printing and distribution of the Preliminary Memorandum, the Final Memorandum and any amendments thereof or supplements thereto;

            (iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Offered Notes, the Exchange Notes and the Execution Documents;

            (v) expenses incurred in connection with the delivery of the Offered Notes to the Initial Purchaser;

            (vi) reasonable fees and disbursements of the counsel and accountants for the Company;



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
            (vii) to the extent the Company is so required under any Operative Agreement to which it is a party, the fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel;

            (viii) fees charged by rating agencies for rating the Offered Notes or the Exchange Notes at the Company's request (including annual surveillance fees related to the Offered Notes or the Exchange Notes as long as they are outstanding);

            (ix) all fees and expenses relating to appraisals of the Pledged Spare Parts; and

            (x) all other reasonable out-of-pocket expenses incurred by the Initial Purchaser in connection with the transactions contemplated by this Agreement;

PROVIDED, however, that notwithstanding the foregoing the fees and disbursements of counsel for the Initial Purchaser shall be paid by the Initial Purchaser.

      (b) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Offered Notes, neither the Company nor any of its affiliates has bid for or purchased or will bid for or purchase, either alone or with one or more other persons, for any account in which it or any of its affiliates has a beneficial interest any Offered Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Notes.

      10. NOTICES. All communications hereunder will be in writing and, if sent to the Initial Purchaser, will be mailed, delivered or sent by facsimile transmission and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equipment Finance Group, facsimile number (212) 761-0786 and, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 1600 Smith Street, HQSEO, Houston, TX 77002, Attention: Treasurer and General Counsel, facsimile number (713) 324-2447.

      11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

      12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      14. JURISDICTION. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in The City of New York and each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding. Each of the parties to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

      15. LIBOR FOR INITIAL INTEREST PERIOD. The interest rate applicable for the initial Interest Period under the Indenture shall be LIBOR, determined by the Initial Purchaser as the rate for deposits in U.S. dollars for a period of three months which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on May 7, 2003.

      If the foregoing is in accordance with the Initial Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                             Very truly yours,

                             CONTINENTAL AIRLINES, INC.



                             By:
                                  ------------------------------------------
                                  Name: Gerald Laderman
                                  Title: Senior Vice President-Finance


The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED



By:
      ---------------------------------------
      Name:
      Title:






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